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                                                                       Exhibit j


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Variable Annuity Portfolios (the "Registration Statement") of our report dated February 18, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of Smith Barney Small Cap Growth Opportunities Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 25, 2005